Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2011

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased (1)		Anchor /Significant Tenants

					Jun-11	Jun-10
Shopping Centers

Ashburn Village	Ashburn, VA	221,770	1994/00/01/02/06	26.4	90%	95%	Giant Food, Ruby Tuesday, Hallmark Cards, McDonalds, Burger King

Ashland Square Phase I	Manassas, VA	16,550	2007	2.0	100%	100%	Capital One Bank

Beacon Center	Alexandria, VA	356,115	1972 (1993/99/07)	32.3	100%	100%	Lowe’s Home Improvement Center, Giant Food, Office Depot, Outback Steakhouse, Marshalls, Hancock Fabrics, Party Depot, Panera Bread, TGI Fridays, Starbucks, Famous Dave’s, Chipotle

Belvedere	Baltimore, MD	54,941	1972	4.8	93%	95%	Fresh Point Grocery Store, Family Dollar

BJ’s Wholesale Club	Alexandria, VA	115,660	2008	9.6	100%	100%	BJ’s Wholesale Club

Boca Valley Plaza	Boca Raton, FL	121,269	2004	12.7	78%	81%	Publix, Wachovia Bank

Boulevard	Fairfax, VA	49,140	1994 (1999/09)	5.0	100%	100%	Panera Bread, Party City, Petco

Briggs Chaney MarketPlace	Silver Spring, MD	194,347	2004	18.2	100%	99%	Safeway, Ross Dress For Less, Family Dollar, Advance Auto. McDonalds, Wendys, Chuck E Cheese

Broadlands Village	Ashburn, VA	159,734	2003/4/6	24.0	86%	90%	Safeway, The All American Steakhouse, Bonefish Grill, Starbucks

Countryside	Sterling, VA	141,696	2004	16.0	92%	94%	Safeway, CVS Pharmacy, Starbucks

Cruse MarketPlace	Cumming, GA	78,686	2004	10.6	86%	88%	Publix

Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%

French Market	Oklahoma City, OK	244,724	1974 (1984/98)	13.8	98%	97%	Burlington Coat Factory, Bed Bath & Beyond, Staples, Famous Footwear, Lakeshore Learning Center, Alfred Angelo, Dollar Tree

Germantown	Germantown, MD	27,241	1992	2.7	82%	86%	Jiffy Lube

Giant	Baltimore, MD	70,040	1972 (1990)	5.0	94%	94%	Giant Food

The Glen	Lake Ridge, VA	133,610	1994 (2005)	14.7	97%	89%	Safeway Marketplace, The All American Steakhouse, Panera Bread, Five Guys

Great Eastern	District Heights, MD	255,398	1972 (1995)	31.9	98%	99%	Fresh World, Pep Boys, Big Lots, Capital Sports Complex

Great Falls Center	Great Falls, VA	91,666	2008	11.0	93%	93%	Safeway, CVS Pharmacy Capital One Bank, Subway

Hampshire Langley	Takoma Park, MD	131,700	1972 (1979)	9.9	100%	96%	Expo E Mart, Radio Shack, Starbucks, Footlocker

Hunt Club Corners	Apopka, FL	101,522	2006	13.1	94%	96%	Publix, Walgreens, Radio Shack, Hallmark

Jamestown Place	Altamonte Springs, FL	96,372	2005	10.9	92%	89%	Publix, Carrabas Italian Grill

Kentlands Square	Gaithersburg, MD	114,381	2002	11.5	100%	100%	Lowe’s Home Improvement Center, Chipotle

Kentlands Place	Gaithersburg, MD	40,648	2005	3.4	93%	100%	Elizabeth Arden’s Red Door Salon, Bonefish Grill

Exhibit

Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2011

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased (1)		Anchor /Significant Tenants

					Jun-11	Jun-10

Shopping Centers (continued)

Lansdowne Town Center	Leesburg, VA	189,355	2006	23.4	93%	91%	Harris Teeter, CVS Pharmacy, Panera Bread, Not Your Average Joes, Starbucks, Velocity 5

Leesburg Pike	Baileys Crossroads, VA	97,752	1966 (1982/95)	9.4	100%	99%	CVS Pharmacy, Party Depot, FedEx Kinko’s, Radio Shack, Verizon Wireless

Lumberton Plaza	Lumberton, NJ	193,044	1975 (1992/96)	23.3	66%	98%	Rite Aid, Virtua Health Center, Radio Shack, Family Dollar

Metro Pike Center	Rockville, MD	67,487	2010	4.6	91%	NA	McDonalds, Jennifer Convertibles, Fed ExKinko’s, Dunkin Donuts, Seven Eleven

Shops at Monocacy	Frederick, MD	109,144	2004	13.0	90%	99%	Giant Food, Giant Gas Station, Panera Bread, Starbucks

Northrock	Warrenton, VA	103,439	2009	15.4	72%	71%	Harris Teeter, Longhorn Steakhouse, Ledo’s Pizza

Olde Forte Village	Ft. Washington, MD	143,175	2003	16.0	90%	88%	Safeway, Advance Auto, Radio Shack, McDonalds, Wendys, Ledo’s Pizza

Olney	Olney, MD	53,765	1975 (1990)	3.7	97%	99%	Rite Aid, Olney Grill

Orchard Park	Dunwoody, GA	87,885	2007	10.5	92%	89%	Kroger

Palm Springs Center	Altamonte Springs, FL	126,446	2005	12.0	94%	91%	Albertson’s, Office Depot, Mimi’s Cafe, Toojay’s Deli

Ravenwood	Baltimore, MD	93,328	1972 (2006)	8.0	91%	90%	Giant Food, Starbucks

11305 Rockville Pike	Rockville, MD	20,149	2010	1.9	100%	NA	Staples

Seabreeze Plaza	Palm Harbor, FL	146,673	2005	18.4	95%	94%	Publix, Earth Origins Health Food, Petco, Planet Fitness

Marketplace at Sea Colony	Bethany Beach, DE	21,677	2008	5.1	92%	96%	Seacoast Realty, Armand’s Pizza, Candy Kitchen, Turquoise Restaurant

Seven Corners	Falls Church, VA	574,831	1973 (1994-7/07)	31.6	100%	100%	The Home Depot, Shoppers Food & Pharmacy, Syms, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, G Street Fabrics, Off-Broadway Shoes, The Room Store, Dress Barn, Starbucks, Dogfishhead Ale House, Red Robin Gourmet Burgers, Chipotle, Wendys

Shops at Fairfax	Fairfax, VA	68,743	1975 (1993/99)	6.7	95%	98%	Super H Mart

Smallwood Village Center	Waldorf, MD	172,861	2006	25.1	63%	78%	Safeway, CVS Pharmacy, Family Dollar, Dollar Tree

Southdale	Glen Burnie, MD	484,115	1972 (1986)	39.6	94%	94%	The Home Depot, Michaels Arts & Crafts, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse, Starbucks, All Green Market, Gallo Clothing

Southside Plaza	Richmond, VA	371,761	1972	32.8	93%	91%	Community Supermarket, Maxway, Citi Trends, City of Richmond, McDonalds, Burger King

South Dekalb Plaza	Atlanta, GA	163,418	1976	14.6	89%	88%	Maxway, Big Lots, Emory Clinic

Thruway	Winston-Salem, NC	362,600	1972 (1997)	30.5	90%	95%	Harris Teeter, Borders Books, Stein Mart, Talbots, Hanes Brands, JoS. A Banks, Bonefish Grill, Chico’s, Ann Taylor Loft, Coldwater Creek, Rite Aid, FedEx/Kinkos, New Balance, Aveda Salon, Christies Hallmark, Carter’s Kids

Village Center	Centreville, VA	143,109	1990	17.2	93%	88%	Giant Food, Tuesday Morning, Starbucks

West Park	Oklahoma City, OK	76,610	1975	11.2	12%	19%	Family Dollar

Westview Village	Frederick, MD	100,997	2009	10.4	51%	31%	Mimi’s Cafe, Sleepy’s, Music & Arts, Firehouse Subs, CiCi’s Pizza

White Oak	Silver Spring, MD	480,276	1972 (1993)	28.5	99%	99%	Giant Food, Sears, Walgreens, Radio Shack, Boston Market, Sarku

	Total Shopping Centers	7,291,350		702.9	91.5%	92.5%

Exhibit

Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2011

Property	Location	Leasable Area (Square Feet)		Year Acquired or Developed (Renovated)	Land Area (Acres)					Anchor /Significant Tenants

							Percentage Leased (1)
							Jun-11		Jun-10

Mixed-Use Properties

Avenel Business Park	Gaithersburg, MD	390,579		1981-2000	37.1		81%		85%	General Services Administration, VIRxSYS, Quanta Systems, SeraCare Life Sciences

Clarendon Center Retail-N & S Blocks	Arlington, VA	41,724		2010	1.8		100%		NA	Trader Joe’s, Burke & Herbert Bank, Circa Café, Pete’s New Haven aPizza, AT&T, BGR

Clarendon Center Office-N & S Blocks	Arlington, VA	171,301		2010			65%		NA	Airline Reporting Corporation, Leadership Institute, Winston Partners, Keppler Speakers Bureau

-South Block Residential (244 units)		188,671		2010			100%		NA

Crosstown Business Center	Tulsa, OK	197,135		1975 (2000)	22.4		87%		78%	Compass Group, Roxtec, Keystone Automotive, Freedom Express, Direct TV

601 Pennsylvania Ave.	Washington, DC	226,604		1973 (1986)	1.0		96%		100%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Freedom Forum, Pharmaceutical Care Management Assn., Capital Grille

Van Ness Square	Washington, DC	159,411	(3)	1973 (1990)	1.4	(3)	65	%(3)	91%	Office Depot, Pier 1

Washington Square	Alexandria, VA	235,042		1975 (2000)	2.0		80%		97%	Vanderweil Engineering, Agentrics, EarthTech, Thales, Cooper Carry, Bank of America, Trader Joe’s, Fed Ex/Kinko’s, Talbots

	Total Mixed-Use Properties	1,610,467			65.7		81.0	%(2)	89.9%

	Total Portfolio	8,901,817			768.6		89.8	%(2)	92.1%
Land and Development Parcels
Ashland Square Phase II	Manassas, VA			2004	17.3		Marketing to grocers and other retail businesses, with a development timetable yet to be finalized.
New Market	New Market, MD			2005	35.5		Parcel will accommodate retail development in excess of 120,000 SF near I-70, east of Frederick, Maryland. A development timetable has not been determined.

	Total Development Properties				52.8

(1)	Percentage leased is a percentage of rentable square feet leased for commercial space and a percentage of units leased for apartments.
(2)	Total percentage leased is for commercial space only.
(3)	Includes recent acquisition of 4469 Connecticut Avenue.

Exhibit